Exhibit 99.1

                       Willow Grove Mutual Holding Company
                           Welsh and Norristown Roads
                         Maple Glen, Pennsylvania 19002
                                 (215) 646-5405

                      NOTICE OF SPECIAL MEETING OF MEMBERS

                       To Be Held on ___________ __, 2002

      NOTICE IS HEREBY GIVEN that a special meeting of the members of Willow Grove Mutual Holding Company will be held at the ____________________ located at ____________________, Pennsylvania on __________ __, 2002 at [10:00 a.m.],
Eastern Time, to consider and vote upon:

      1. The approval and adoption of the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"), pursuant to which (a) Willow Grove Mutual Holding Company, which currently owns approximately [56.9%] of the common stock of Willow Grove Bancorp, Inc. (the existing mid-tier holding company for Willow Grove Bank) (the "Mid-Tier Holding Company"), and the Mid-Tier Holding Company will convert to federal interim stock savings institutions and immediately thereafter, each will merge into Willow Grove Bank, with Willow Grove Bank being the surviving entity; (b) an interim institution to be formed as a wholly owned subsidiary of Willow Grove Bancorp, Inc., a Pennsylvania corporation recently formed to be the new holding company for Willow Grove Bank (the "New Holding Company"), will merge into Willow Grove Bank, with Willow Grove Bank being the surviving entity and becoming a wholly-owned subsidiary of the New Holding Company; (c) the outstanding shares of the existing Mid-Tier Holding Company's common stock (other than those held by Willow Grove Mutual Holding Company, which will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to a ratio that will result in the holders of such shares owning in the aggregate approximately the same percentage of the New Holding Company as they currently own of the Mid-Tier Holding Company before giving effect to such stockholders purchasing additional shares in a concurrent stock offering by the New Holding Company or by Willow Grove Bank's Employee Stock Ownership Plan thereafter or receiving cash in lieu of fractional shares; and (d) in connection therewith Willow Grove Bank's charter will be amended to establish a liquidation account in accordance with applicable regulations. In addition, the New Holding Company is offering additional shares of its common stock for sale by means of a prospectus.

      2. Such other business as may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

      The Board of Directors has fixed __________ __, 2002 as the voting record date for the determination of members entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. Only those members of Willow Grove Mutual Holding Company of record as of the close of business on that date will be entitled to vote at the Special Meeting or at any such adjournment.

                              By Order of the Board of Directors


                              John T. Powers
                              Corporate Secretary

Maple Glen, Pennsylvania
____________ __, 2002

      The Board of Directors Recommends That You Sign, Date and Mark the Enclosed Proxy Card FOR Adoption of the Plan of Conversion and Return it Promptly in the Enclosed Self-Addressed Stamped Envelope. Returning a Proxy Card Will Not Prevent You from Voting in Person If You Attend the Special Meeting. Your Vote Is Important. Not Voting Will Have the Same Effect as a Vote Against the Plan of Conversion. Voting on the Plan of Conversion Does Not Require You to Purchase Stock in the Offerings.

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                       WILLOW GROVE MUTUAL HOLDING COMPANY

                                   -----------

                                 PROXY STATEMENT

                                   -----------

                           SPECIAL MEETING OF MEMBERS
                        To Be Held On __________ __, 2002

                                  INTRODUCTION

      This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Willow Grove Mutual Holding Company of proxies to be voted at the Special Meeting of Members of Willow Grove Mutual Holding Company to be held on ___________ __, 2002 [________________________]
located at [__________________________,] Pennsylvania at [10:00 a.m.], Eastern
Time, and at any adjournments thereof. This Special Meeting is being held for the purpose of considering and voting upon the Plan of Conversion pursuant to which (i) Willow Grove Mutual Holding Company, which currently owns approximately [56.9%] of the common stock of the Mid-Tier Holding Company, and the Mid-Tier Holding Company will convert to federal interim stock savings institutions and immediately thereafter, Willow Grove Mutual Holding Company, will merge into Willow Grove Bank, with Willow Grove Bank being the surviving entity; (ii) an interim institution to be formed as a wholly owned subsidiary of the New Holding Company will merge into Willow Grove Bank, with Willow Grove Bank being the surviving entity and becoming a wholly-owned subsidiary of the New Holding Company; (iii) the outstanding shares of the Mid-Tier Holding Company common stock (other than those held by Willow Grove Mutual Holding Company, which will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to a ratio that will result in the holders of such shares owning in the aggregate approximately the same percentage of the New Holding Company as they currently own of the Mid-Tier Holding Company, before giving effect to such stockholders purchasing additional shares in a concurrent stock offering by the New Holding Company or by Willow Grove Bank's Employee Stock Ownership Plan thereafter or receiving cash in lieu of fractional shares; and (iv) in connection therewith Willow Grove Bank's charter will be amended to establish a liquidation account in accordance with applicable regulations. In addition, the New Holding Company is offering shares of its common stock by means of a prospectus, and the sale of such stock and the reorganization are referred to herein as the conversion.

      Upon consummation of the conversion, the charter of Willow Grove Bank will be amended to add a new section to the charter to provide for a liquidation account and will read as follows:

            Liquidation Account. Pursuant to the requirements of 12 C.F.R. Subchapter D, the Bank shall establish and maintain a liquidation account for the benefit of its savings account holders who had an account balance of at least $50.00 as of the close of business on either June 30, 2000 or December 31, 2001 ("eligible depositors"). In the event of a complete liquidation of the Bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the Bank's eligible depositor's inchoate interest in the liquidation account, to the extent it is still in existence, provided that an eligible depositor's inchoate interest in the liquidation account shall not entitle such eligible depositor to any voting rights at meetings of the Bank's stockholders.

      By voting in favor of the Plan of Conversion, you will be deemed to be voting in favor of this amendment to the charter of Willow Grove Bank.

      Voting in favor of the Plan of Conversion will not obligate any person to purchase common stock of Willow Grove Bancorp, Inc., the New Holding Company, in the offering. A copy of the New Holding Company's Prospectus accompanies this Proxy Statement and is incorporated herein by reference. See "Incorporation of Information by Reference," "How to Obtain Additional Information" and "Available Information."


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                  VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

      All of Willow Grove Bank's depositors and certain borrowers as of May 15, 1995, whose loans continue to be outstanding, are members of Willow Grove Mutual Holding Company under its current charter. All of the members as of the close of business on _____________ __, 2002 (voting record date) who continue to be members on the date of the Special Meeting or any adjournment thereof will be entitled to vote on the Plan of Conversion. If there are not sufficient votes for approval of the Plan of Conversion at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies.

      Each depositor member as the voting record date will be entitled at the Special Meeting to cast one vote per $100, or fraction thereof, of the aggregate withdrawal value of all of such member's deposit accounts in Willow Grove Bank as of the voting record date. Also, each borrower member whose loan was outstanding as of May 15, 1995, which loan continues to be outstanding as of the voting record date, will be entitled to one vote in addition to any other vote the borrower may otherwise have. No member may cast more than 1,000 votes at such Special Meeting. In general, accounts held in different ownership capacities will be treated as separate accounts for purposes of applying the 1,000 vote limitation. For example, if two persons hold a $100,000 account in their joint names and each of the persons also holds a separate account for $100,000 in their own name, each person would be entitled to 1,000 votes for the separate account and they would together be entitled to cast 1,000 votes on the basis of the joint account. Willow Grove Bank's records indicate that as of the voting record date, there were approximately ______ members entitled to cast a total of ________ votes at the Special Meeting.

      Pursuant to Office of Thrift Supervision regulations, consummation of the conversion is conditioned upon the approval of the Plan of Conversion by the Office of Thrift Supervision, as well as (1) the approval of the holders of at least a majority of the total number of votes eligible to be cast at the Special Meeting by the members as of the close of business on the voting record date, and (2) the approval of the holders of at least two-thirds of the shares of the outstanding Mid-Tier Holding Company common stock held as of the voting record date at a Special Meeting of Shareholders called for the purpose of considering the Plan of Conversion. The Plan of Conversion also conditions the consummation of the conversion on the approval of the Plan of Conversion by the holders of at least a majority of the votes cast, in person or by proxy, by the public shareholders, i.e. those stockholders other than Willow Grove Mutual Holding Company at the Shareholders' Meeting. Willow Grove Mutual Holding Company intends to vote its shares of Mid-Tier Holding Company common stock, which amount to [56.9%] of the outstanding shares, in favor of the Plan of Conversion at the Shareholders' Meeting.

      This Proxy Statement and related materials are first being mailed to members on or about _________ __, 2002.

      The affirmative vote of a majority of the total votes eligible to be cast at the Special Meeting is required for approval of the Plan of Conversion.

      The Board of Directors Recommends That You Vote FOR the adoption of the Plan of Conversion.

                                     PROXIES

      The Board of Directors of Willow Grove Mutual Holding Company is soliciting the proxy which accompanies this Proxy Statement for use at the Special Meeting. Each proxy solicited hereby, if properly executed, duly returned before the Special Meeting and not revoked prior to or at the Special Meeting, will be voted at the Special Meeting in accordance with the member's instructions indicated thereon. If no contrary instructions are given on the proxy, the proxy, if signed, will be voted in favor of the Plan of Conversion. If you do not return a proxy or vote at the meeting, it will have the same effect as a vote against the Plan of the Conversion. If any other matters properly come before the Special Meeting, the persons named as proxies will vote upon such matters


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according to their discretion. Except with respect to procedural matters incident to the conduct of the meeting, no additional matters are expected to come before the Special Meeting.

      Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Willow Grove Mutual Holding Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. Proxies are being solicited only for use at the Special Meeting and any and all adjournments thereof and will not be used for any other meeting.

      Proxies may be solicited by officers, directors and employees of Willow Grove Mutual Holding Company personally, by telephone or further correspondence without additional compensation.

      Deposits held in a trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of individual retirement accounts and Keogh trusts established at Willow Grove Bank, the beneficiary may direct the trustee's vote on the Plan of Conversion by returning a completed proxy card in the enclosed envelope.

                    INCORPORATION OF INFORMATION BY REFERENCE

      The Prospectus of Willow Grove Bancorp, Inc., the New Holding Company, dated __________ __, 2002 is incorporated herein by reference. The Prospectus sets forth a description of the Plan of Conversion and the related offering of common stock by the New Holding Company under the caption "The Conversion." Such caption also describes the effects of the conversion on the shareholders of the Mid-Tier Holding Company and the members of Willow Grove Mutual Holding Company, including the tax consequences of the conversion and the establishment of a liquidation account for the benefit of certain depositors Willow Grove Bank.

      Information regarding Willow Grove Bank, the Mid-Tier Holding Company, the New Holding Company and Willow Grove Mutual Holding Company are set forth in the Prospectus under the captions "Summary - Willow Grove," " -Willow Grove Bancorp, Inc.," "- Willow Grove Bank," and " - Willow Grove Mutual Holding Company." The Prospectus also describes the business and financial condition of the Mid-Tier Holding Company and Willow Grove Bank under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical financial statements of the Mid-Tier Holding Company are included in the Prospectus. See also "Selected Financial Data" in the Prospectus. Information regarding the use of proceeds of the offerings conducted in connection with the Conversion, the historical capitalization of the Mid-Tier Holding Company and the pro forma capitalization of the New Holding Company and other pro forma data are set forth in the Prospectus under the captions "Use of Proceeds," "Capitalization" and "Pro Forma Data," respectively.

      The Prospectus sets forth certain information as to the Mid-Tier Holding Company common stock beneficially owned by (i) the directors and executive officers of the Mid-Tier Holding Company, and (ii) all directors and executive officers of the Mid-Tier Holding Company as a group. The executive officers and directors of the Mid-Tier Holding Company and Willow Grove Bank are identical. See "Management - Beneficial Ownership of Willow Grove Bancorp Common Stock" in the Prospectus.

      The Prospectus also provides information regarding the names, ages, business experience and compensation of the Mid-Tier Holding Company's and Willow Grove Bank directors and executive officers, as well as the benefit plans. See "Management" in the Prospectus.

                      REVIEW OF OFFICE OF THRIFT SUPERVISION ACTION

      Any person aggrieved by a final action of the Office of Thrift Supervision which approves, with or without conditions, or disapproves a plan of conversion may obtain review of such action by filing in the court of appeals of


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the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the Office of Thrift Supervision be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the Federal Register, or 30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R. ss.563b.6(c), whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the Office of Thrift Supervision by the clerk of the court and thereupon the Office of Thrift Supervision files in the court the record in proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the Office of Thrift Supervision. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.

                      HOW TO OBTAIN ADDITIONAL INFORMATION

      You may request in writing a copy of the Plan of Conversion and/or the Articles of Incorporation and Bylaws of the New Holding Company, from Willow Grove Mutual Holding Company. Any such requests should be directed to, Secretary, Willow Grove Mutual Holding company, Welsh and Norristown Roads, Maple Glen, Pennsylvania, 19002. So that you have sufficient time to receive and review the requested materials, it is recommended that any such requests be sent so that they are received by Willow Grove Mutual Holding Company by 12:00 noon, Eastern Time, on __________ __, 2002.

                              AVAILABLE INFORMATION

      Willow Grove Mutual Holding Company has filed with the Office of Thrift Supervision an Application for Conversion pursuant to which it will reorganize in accordance with the terms of the Plan of Conversion. This Proxy Statement and the Prospectus omit certain information contained in such Application. The Application may be inspected at the offices of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20055 and at the office of the Regional Director of the Office of Thrift Supervision located at 10 Exchange Place, 18th Floor, Jersey City, New Jersey 07302.

      The New Holding Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (File No. 333-_____) under the Securities Act with respect to the Common Stock being offered in the Conversion. This Proxy Statement and the Prospectus do not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies may be obtained at prescribed rates from the Public Reference Section of the SEC at the same address. In addition, the SEC maintains a web site that contains registration statements and other reports regarding registrants that file electronically with the SEC (such as Willow Grove Bancorp, Inc.). The address of the SEC's web site is http://www.sec.gov. The statements contained in the Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

                                   -----------

      Please Remember to Mark, Sign, Date and Return the Enclosed Proxy Card in the Enclosed Postage-paid Envelope So That Your Important Vote Will Be Counted at the Special Meeting.

                                   -----------

      This Proxy Statement Is Neither an Offer to Sell Nor the Solicitation of Any Offer to Buy Stock. The Offer Is Made Only by the Prospectus.


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WILLOW GROVE MUTUAL HOLDING COMPANY                              REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WILLOW GROVE MUTUAL HOLDING COMPANY FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON ____ _, 2002 AND ANY ADJOURNMENT THEREOF.

      The undersigned, being a member of Willow Grove Mutual Holding Company, hereby authorizes the Board of Directors of Willow Grove Mutual Holding Company, or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of Willow Grove Mutual Holding Company to be held [in ___________________________________]
located at [____________________,] Pennsylvania, _____ _, 2002, at [10:00 a.m.],
Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

      To approve and adopt the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"), pursuant to which (a) Willow Grove Mutual Holding Company, which currently owns approximately [56.9%] of the common stock of Willow Grove Bancorp, Inc. (the current mid-tier holding company for Willow Grove Bank) (the "Mid-Tier Holding Company) and the Mid-Tier Holding Company will convert to federal interim stock savings institutions and immediately thereafter, each will merge into Willow Grove Bank, with Willow Grove Bank being the surviving entity; (b) an interim institution to be formed as a wholly owned subsidiary of Willow Grove Bancorp, Inc., a Pennsylvania corporation recently formed to be the new holding company for Willow Grove Bank, (the "New Holding Company"), will merge into Willow Grove Bank, with Willow Grove Bank being the surviving entity and becoming a wholly-owned subsidiary of the New Holding Company; (c) the outstanding shares of the Mid-Tier Holding Company common stock (other than those held by Willow Grove Mutual Holding Company, which will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to a ratio that will result in the holders of such shares owning in the aggregate approximately the same percentage of the New Holding Company as they currently own of the Mid-Tier Holding Company before giving effect to such stockholders purchasing additional shares in a concurrent stock offering by the New Holding Company or by Willow Grove Bank's Employee Stock Ownership Plan thereafter or receiving cash in lieu of fractional shares; and (d) in connection therewith Willow Grove Bank's charter will be amended to establish a liquidation account in accordance with applicable regulations. In addition, the New Holding Company is offering additional shares of its common stock for sale by means of a prospectus.

      |_|   FOR  |_|    AGAINST    |_|   ABSTAIN

      In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of members, matters incident to the conduct of the Special Meeting, and upon such other matters as may properly come before the Special Meeting.

                   (Continued and to be signed on other side)

      This proxy, if executed, will be voted FOR adoption of the Plan of Conversion if no choice is made herein. This proxy may be revoked at any time before it is exercised.

      The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Members of Willow Grove Mutual Holding Company called for ________ __, 2002 and a Proxy Statement for the Special Meeting prior to the signing of this Proxy.

                                    Date:                                , 2002
                                         --------------------------------

                                    --------------------------------------
                                                  Signature

                                    --------------------------------------
                                                  Signature

                                    Note: Please sign exactly your name(s)
                                    appear(s) on this Proxy Card. Only one
                                    signature is required in the case of a joint account. When signing in a representative capacity, please give title.

                                    I/we will ___ will not___ be attending the Special Meeting.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.